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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated August 17, 2006 on the financials statements and financial highlights of the New Covenant Funds, in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A, No. 333-64981), included in the Annual Report to Shareholders for the fiscal year ended June 30, 2006, filed with the Securities and Exchange Commission.





                                                            ERNST & YOUNG LLP


Columbus, Ohio
October 26, 2006